Exhibit 99.1

April 25, 2005

STERICYCLE, INC. REPORTS RESULTS
FOR FIRST QUARTER 2005
  REVENUES FOR THE QUARTER UP 19.6% FROM YEAR-AGO QUARTER TO $140.6 MILLION
  NET INCOME FOR THE QUARTER UP 14.1% FROM YEAR AGO QUARTER TO $21.8 MILLION
  EARNINGS PER SHARE FOR THE QUARTER UP 14.3% FROM YEAR-AGO QUARTER TO $0.48

Lake Forest, Illinois, April 25, 2005 - Stericycle, Inc. (NASDAQ:SRCL), the United States' leading provider of medical waste management and compliance services for the healthcare community, today reported financial results for the first quarter of 2005.

FIRST QUARTER RESULTS
Revenues for the first quarter of 2005 were $140.6 million, up 19.6% from $117.6 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $17.8 million in revenues for the quarter. Gross profit was $60.9 million, up 14.6% from $53.2 million in the same quarter last year. Gross profit as a percent of revenues was 43.3% versus 45.2% in the first quarter of 2004.

Net income for the first quarter of 2005 rose 14.1% to $21.8 million, up from $19.1 million in the first quarter of 2004.

Earnings per diluted share for the first quarter of 2005 were $0.48, up 14.3% from $0.42 in the first quarter of 2004. Weighted shares outstanding used to determine earnings per diluted share were 45,510,561 for the first quarter of 2005 and 46,045,010 for the first quarter of 2004.

Our total debt to capitalization percentage ratio at March 31, 2005 was 29.8% versus 29.1% at December 31, 2004.

Stericycle's President and CEO, Mark Miller said, "During the quarter, we continued to execute our proven business model, generating strong sales growth, and record income from operations. With a strong balance sheet, the cash flow from operations of $34.8 million for the quarter was used to strengthen our business and fund $29.5 million in stock repurchases."

Stericycle provides medical waste collection, transportation, treatment and disposal services and safety and compliance programs. For more information, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include difficulties in completing the integration of acquired businesses, changes in governmental regulation of medical waste collection and treatment, and increases in transportation and other operating costs, as well as the various other factors identified in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. The Company makes no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            March 31,    December 31,
                                                               2005          2004
                                                           ------------  ------------
                                                            (unaudited)    (audited)
                         ASSETS
Current assets:
  Cash and cash equivalents.............................. $     13,158  $      7,850
  Short-term investments.................................          153            99
  Accounts receivable, less allowance for doubtful
    accounts of $4,030 in 2005 and $4,188 in 2004........       73,483        74,888
  Parts and supplies.....................................        4,395         4,259
  Prepaid expenses.......................................        7,278         6,716
  Notes receivable.......................................        3,173         3,423
  Deferred tax asset.....................................       11,449        13,296
  Other current assets...................................        7,487         4,961
                                                           ------------  ------------
         Total current assets............................      120,576       115,492
                                                           ------------  ------------
Property, plant and equipment, net.......................      136,392       135,512
Other assets:

  Goodwill,net...........................................      516,431       516,808
  Intangible assets, less accumulated amortization of
    $8,121, in 2005 and $7,951 in 2004...................       49,908        50,800
  Notes receivable.......................................        9,517         9,517
  Other..................................................        6,056         6,012
                                                           ------------  ------------
         Total other assets..............................      581,912       583,137
                                                           ------------  ------------
   Total assets.......................................... $    838,880  $    834,141
                                                           ============  ============

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...................... $     18,692  $     13,218
  Accounts payable.......................................       17,524        17,998
  Accrued liabilities....................................       50,569        44,411
  Deferred revenue.......................................       10,104         7,611
                                                           ------------  ------------
         Total current liabilities.......................       96,889        83,238
                                                           ------------  ------------
Long-term debt, net of current portion...................      187,604       190,431
Deferred income taxes....................................       61,281        57,477
Other liabilities........................................        6,812         7,623
Common shareholders' equity:
  Common stock (par value $.01 per share, 80,000,000
  shares authorized, 44,143,054 issued and outstanding
  in 2005, 44,732,070 issued and outstanding in 2004)....          442           448
Additional paid-in capital...............................      267,656       298,046
Accumulated other comprehensive loss.....................        1,964         2,461
Retained earnings........................................      216,232       194,417
                                                           ------------  ------------
         Total shareholders' equity......................      486,294       495,372
                                                           ------------  ------------
  Total liabilities and shareholders' equity............. $    838,880  $    834,141
                                                           ============  ============

Total debt to capitalization percentage ratio............         29.8%        29.1%
Calculation of total debt to capitalization percentage ratio:
Total debt............................................... $    206,296  $    203,649
Shareholders' equity.....................................      486,294       495,372
                                                           ------------  ------------
Capitalization........................................... $    692,590  $    699,021

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                     Three Months Ended March 31,
                                            --------------------------------------------
                                            (unaudited)            (unaudited)
                                                   2005                   2004
                                            --------------------   ---------------------
                                                 $      % of Rev        $      % of Rev
                                            ----------- --------   ----------- ---------
Revenues.................................. $   140,578    100.0% $   117,556     100.0%

  Cost of revenues........................      79,645     56.7        64,401      54.8
                                            ----------- --------   ----------- ---------
Gross profit                                    60,933     43.3        53,155      45.2
                                            ----------- --------   ----------- ---------
  Selling, general and
    administrative expenses...............      21,452     15.3        17,744      15.1
  Amortization............................         296      0.2           604       0.5
                                            ----------- --------   ----------- ---------
     Total SG&A expenses and amortization.      21,748     15.5        18,348      15.6
                                            ----------- --------   ----------- ---------
  Income from operations before
    excluded charges......................      39,185     27.9        34,807      29.6

  Acquisition-related costs...............          90      0.1           116       0.1
                                            ----------- --------   ----------- ---------
Income from operations....................      39,095     27.8        34,691      29.5
                                            ----------- --------   ----------- ---------
Other income (expense):
  Interest income.........................          67       --            52        --
  Interest expense........................      (2,343)    (1.7)       (2,529)     (2.2)
  Other expense...........................        (898)    (0.6)         (420)     (0.4)
                                            ----------- --------   ----------- ---------
     Total other income (expense).........      (3,174)    (2.3)       (2,897)     (2.5)
                                            ----------- --------   ----------- ---------
Income before income taxes................      35,921     25.6        31,794      27.0
Income tax expense........................      14,106     10.0        12,670      10.8
                                            ----------- --------   ----------- ---------
Net income................................ $    21,815     15.5% $    19,124      16.3%
                                            =========== ========   =========== =========

Earnings per share - diluted.............. $      0.48            $      0.42
                                            ===========            ===========
Weighted average number of common
  shares outstanding - diluted............  45,510,561             46,045,010
                                            ===========            ===========

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                                 For the three months
                                                                    Ended March 31,
                                                                 ----------------------
                                                                    2005        2004
                                                                 ----------  ----------
                                                                       (unaudited)
OPERATING ACTIVITIES:
Net income..................................................... $   21,815  $   19,124
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Stock compensation expense.................................         18          21
    Loss on sale and impairment of property and equipment......         --          91
    Depreciation...............................................      4,932       4,070
    Amortization...............................................        296         604
    Deferred income taxes......................................      5,651        (768)
Changes in operating assets and liabilities, net of
  effect of acquisitions:
    Accounts receivable........................................      1,405         733
    Parts and supplies.........................................       (136)        298
    Prepaid expenses and other assets..........................     (3,104)      4,319
    Accounts payable...........................................       (474)     (6,154)
    Accrued liabilities........................................      1,899       1,163
    Deferred revenue...........................................      2,493       2,637
                                                                 ----------  ----------
Net cash provided by operating activities......................     34,795      26,138
                                                                 ----------  ----------
INVESTING ACTIVITIES:
  Payments for acquisitions and international
    investments, net of cash acquired..........................       (707)     (7,621)
  Purchases of short-term investments..........................        (54)        307
  Proceeds from sale of property and equipment.................         16         253
  Capital expenditures.........................................     (6,312)     (5,347)
                                                                 ----------  ----------
Net cash used in investing activities..........................     (7,057)    (12,408)
                                                                 ----------  ----------
FINANCING ACTIVITIES:
  Proceeds from issuance of note payable.......................        642         618
  Repayment of long-term debt..................................       (831)       (949)
  Net borrowing (repayments of) proceeds from senior
   credit facility.............................................      3,000     (18,000)
  Principal payments on capital lease obligations..............       (210)       (259)
  Tax benefit of disqualifying dispositions of stock options and
   exercise of non-qualified stock options.....................      1,419       2,067
  Purchase/cancellation of common stock........................    (29,544)     (4,294)
  Proceeds from other issuances of common stock................      2,243       3,240
                                                                 ----------  ----------
Net cash used in financing activities..........................    (23,281)    (17,577)
                                                                 ----------  ----------
Effect of exchange rate changes on cash........................        851        (261)
                                                                 ----------  ----------
Net increase (decrease) in cash and cash equivalents...........      5,308      (4,108)
Cash and cash equivalents at beginning of period...............      7,850       7,240
                                                                 ----------  ----------
Cash and cash equivalents at end of period..................... $   13,158  $    3,132
                                                                 ==========  ==========
Non-cash activities:
Net issuances of common stock for certain acquisitions......... $       --  $       70
Net issuances of notes payable for certain acquisitions........ $       --  $    5,000

The cash flow presentation for both 2005 and 2004 have been adjusted to move the tax benefit of disqualifying dispositions of stock options and exercise of non-qualified stock options to the Financing Activities section of the cash flow statement from the Operating Activities section in accordance with FAS 123R guidance.